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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in (i) Registration Statement No. 33-6661 on Form S-8, (ii) Registration Statement No. 33-32202 on Form S-2,
(iii) Registration Statement No. 33-20496 on Form S-8, (iv) Registration Statement No. 33-37747 on Form S-3, (v) Registration Statement No. 33-34350 on Form S-3, (vi) Registration Statement No. 33-38620 on Form S-8, (vii) Registration Statement No. 33-32821 on Form S-3, and (viii) Registration Statement No. 33-44909 on Form S-8 of our report dated April 5, 1996, (which expresses an unqualified opinion and includes an explanatory paragraph with respect to the 1994 financial statements, and disclaims an opinion with respect to the 1995 financial statements, in each instance relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Presidio Oil Company for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 11, 1996